Exhibit 99.1

FOR IMMEDIATE RELEASE
Casey’s General Stores, Inc.
One SE Convenience Blvd
Ankeny, IA 50021
Casey's Announces Second Quarter Results; Updates Fiscal 2023 Outlook
Ankeny, IA, December 6, 2022 - Casey’s General Stores, Inc. ("Casey's" or the "Company") (Nasdaq: CASY) a leading convenience store chain in the United States, today announced financial results for the three and six months ended October 31, 2022.

Second Quarter Key Highlights

•Diluted EPS of $3.67, up 42% from the same period a year ago.
•Inside same-store sales increased 7.9% compared to prior year, and 14.4% on a two-year stack basis, with an inside margin of 39.8%. Total inside gross profit increased 8.9% to $504.5 million compared to the prior year.
•Same-store fuel gallons were up 0.3% compared to prior year with a fuel margin of 40.5 cents per gallon. Total fuel gross profit increased 22.7% to $284.4 million compared to the prior year.
•Same-store operating expense excluding credit card fees were up 1.3%, favorably impacted by a 3% reduction in same-store labor hours.
•The Company is updating its Fiscal 2023 Outlook due to improved inside sales and operating expense performance.

“Thanks to our entire team, Casey's delivered another excellent quarter by growing inside sales while driving efficiency throughout the business,” said Darren Rebelez, President and CEO. “Inside same-store sales were driven by prepared food and dispensed beverages, most notably pizza and fountain sales. Grocery and general merchandise achieved impressive results in both alcoholic and non-alcoholic beverages. The fuel gross profit dollars remained strong as our fuel team executed at a high level again and struck the right balance between sales volume and gross profit margin. The resiliency of our business model along with the ability to effectively execute on our long-term strategic plan continues to drive shareholder value.”

Earnings

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Net income (in thousands)	$137,555	$96,831	$290,487	$215,990
Diluted earnings per share	$3.67	$2.59	$7.75	$5.78
Adjusted EBITDA (in thousands)	$276,296	$217,009	$569,505	$460,198

Net income, diluted EPS, and Adjusted EBITDA (reconciled later in the document), were up compared to the same period a year ago as higher profitability both inside the store and in fuel was partially offset by higher operating expenses due to operating 83 additional stores, as well as increased credit card fees resulting from the higher retail price of fuel.

Inside

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Inside sales (in thousands)	$1,268,436	$1,138,988	$2,535,053	$2,282,913
Inside same-store sales	7.9%	6.0%	7.0%	7.0%
Grocery and general merchandise same-store sales	6.9%	6.8%	6.1%	6.9%
Prepared food and dispensed beverage same-store sales	10.5%	4.1%	9.4%	7.3%
Inside gross profit (in thousands)	$504,474	$463,438	$1,008,734	$926,952
Inside margin	39.8%	40.7%	39.8%	40.6%
Grocery and general merchandise margin	33.3%	33.3%	33.6%	33.1%
Prepared food and dispensed beverage margin	56.7%	60.6%	56.2%	60.8%

Total inside sales were up 11.4% for the quarter driven by strong performance in prepared food items including both pizza slices and whole pies, as well as non-alcoholic and alcoholic beverages, snacks and candy from the grocery and general merchandise category. Inside margin was down 90 basis points compared to the same quarter a year ago. Grocery and general merchandise margin was consistent with the prior year, while higher prepared food and dispensed beverage ingredient costs, notably cheese, partially offset by price adjustments, continued to pressure gross profit margin relative to the prior year.

Fuel1

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Fuel gallons sold (in thousands)	702,043	668,757	1,391,510	1,336,291
Same-store gallons sold	0.3%	2.5%	(1.2)%	5.6%
Fuel gross profit (in thousands)	$284,407	$231,883	$592,595	$466,358
Fuel margin (cents per gallon, excluding credit card fees)	40.5 ¢	34.7 ¢	42.6 ¢	34.9 ¢

Total gallons increased 5.0% compared to the prior year due to the store count increase while same-store gallons sold were up 0.3% versus the prior year. The Company’s total fuel gross profit was up 22.7% versus the prior year, favorably impacted by higher cents per gallon. The Company sold $11.1 million in renewable fuel credits (RINs) in the second quarter, an increase of $4.8 million from the same quarter in the prior year.

Operating Expenses

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Operating expenses (in thousands)	$539,207	$500,644	$1,082,478	$979,572
Credit card fees (in thousands)	$60,469	$52,072	$127,696	$101,515
Same-store operating expense excluding credit card fees	1.3%	8.3%	1.9%	12.7%

Operating expenses increased 7.7% during the second quarter. Over 2% of the increase is due to operating 83 more stores than prior year and over 1% of the change is related to an increase in same-store credit card fees from higher retail fuel prices. Approximately 1% of the increase was due to a non-cash impairment charge and approximately 1% of the increase is from internal fuel expense related to grocery self-distribution. Same-store operating expense excluding credit card fees was also up 1.3%, benefited by a 3% reduction in same-store hours.
1 Fuel category does not include wholesale fuel activity, which is included in Other.

Expansion

Store Count
Stores at 4/30/2022	2,452
New store construction	9
Acquisitions	3
Acquisitions not opened	(2)
Prior acquisitions opened	2
Closed	(1)
Stores at 10/31/2022	2,463

Liquidity
At October 31, 2022, the Company had approximately $884 million in available liquidity, consisting of approximately $415 million in cash and cash equivalents on hand and $469 million in undrawn borrowing capacity on existing lines of credit.

Share Repurchase
The Company has $400 million remaining under its existing share repurchase authorization. There were no repurchases made against that authorization in the second quarter.

Dividend
At its December meeting, the Board of Directors voted to pay a quarterly dividend of $0.38 per share. The dividend is payable February 15, 2023 to shareholders of record on February 1, 2023.

Fiscal 2023 Outlook
Due to the strong year-to-date performance the Company is modifying its fiscal 2023 outlook. The Company now expects same-store inside sales to be approximately 5% to 7%. Total operating expense increase is expected to be near the low end of the annual range which was approximately 9% to 10%. The tax rate is now expected to be between approximately 24% and 25% for the year.

The Company is not updating its outlook for the following metrics. Inside margin is expected to be approximately 40%. The Company expects same-store fuel gallons to be flat to 2% higher. The Company expects to add approximately 80 stores in fiscal 2023, and expects to exceed our stated three year commitment of 345 units. Interest expense is expected to be approximately $55 million. Depreciation and amortization is expected to be approximately $320 million and the purchase of property plant and equipment is expected to be approximately $450 to $500 million, including approximately $135 million in one-time store remodel costs for recently acquired stores.

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Dollars in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Total revenue	$3,978,575	$3,262,942	$8,433,219	$6,444,935
Cost of goods sold (exclusive of depreciation and amortization, shown separately below)	3,167,633	2,545,352	6,786,027	5,003,458
Operating expenses	539,207	500,644	1,082,478	979,572
Depreciation and amortization	78,117	74,258	154,412	150,146
Interest, net	13,502	13,520	27,318	27,250
Income before income taxes	180,116	129,168	382,984	284,509
Federal and state income taxes	42,561	32,337	92,497	68,519
Net income	$137,555	$96,831	$290,487	$215,990
Net income per common share
Basic	$3.69	$2.61	$7.80	$5.81
Diluted	$3.67	$2.59	$7.75	$5.78
Basic weighted average shares	37,277,080	37,162,984	37,250,580	37,144,744
Plus effect of stock compensation	246,679	205,669	215,335	205,669
Diluted weighted average shares	37,523,759	37,368,653	37,465,915	37,350,413

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	October 31, 2022	April 30, 2022
Assets
Current assets
Cash and cash equivalents	$414,798	$158,878
Receivables	157,491	108,028
Inventories	393,320	396,199
Prepaid expenses	27,734	17,859
Income taxes receivable	—	44,071
Total current assets	993,343	725,035
Other assets, net of amortization	177,593	187,219
Goodwill	612,934	612,934
Property and equipment, net of accumulated depreciation of $2,530,393 at October 31, 2022 and $2,425,709 at April 30, 2022	4,006,594	3,980,542
Total assets	$5,790,464	$5,505,730
Liabilities and Shareholders’ Equity
Current liabilities
Current maturities of long-term debt and finance lease obligations	$33,996	$24,466
Accounts payable	587,030	588,783
Accrued expenses	298,962	291,429
Income taxes payable	1,310	—
Total current liabilities	921,298	904,678
Long-term debt and finance lease obligations, net of current maturities	1,639,580	1,663,403
Deferred income taxes	545,756	520,472
Deferred compensation	11,668	12,746
Insurance accruals, net of current portion	29,816	27,957
Other long-term liabilities	129,530	135,636
Total liabilities	3,277,648	3,264,892
Total shareholders’ equity	2,512,816	2,240,838
Total liabilities and shareholders’ equity	$5,790,464	$5,505,730

Casey’s General Stores, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six months ended October 31,
	2022	2021
Cash flows from operating activities:
Net income	$290,487	$215,990
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,412	150,146
Amortization of debt issuance costs	691	717
Share-based compensation	25,875	17,500
Loss (gain) on disposal of assets and impairment charges	4,791	(1,707)
Deferred income taxes	25,284	58,073
Changes in assets and liabilities:
Receivables	(49,463)	(8,087)
Inventories	3,023	(39,531)
Prepaid expenses	(9,875)	(13,698)
Accounts payable	(14,330)	87,831
Accrued expenses	6,224	(6,134)
Income taxes	46,707	(6,898)
Other, net	2,273	1,175
Net cash provided by operating activities	486,099	455,377
Cash flows from investing activities:
Purchase of property and equipment	(177,327)	(123,518)
Payments for acquisition of businesses, net of cash acquired	(2,692)	(626,126)
Proceeds from sales of assets	10,052	21,890
Net cash used in investing activities	(169,967)	(727,754)
Cash flows from financing activities:
Proceeds from long-term debt	—	300,000
Payments of long-term debt	(17,302)	(9,750)
Payments of debt issuance costs	—	(249)
Proceeds from exercise of stock options	—	133
Payments of cash dividends	(27,292)	(25,234)
Tax withholdings on employee share-based awards	(15,618)	(17,370)
Net cash (used in) provided by financing activities	(60,212)	247,530

Net increase (decrease) in cash and cash equivalents	255,920	(24,847)
Cash and cash equivalents at beginning of the period	158,878	336,545
Cash and cash equivalents at end of the period	$414,798	$311,698
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

	Six months ended October 31,
	2022	2021
Cash paid during the period for:
Interest, net of amount capitalized	$25,077	$25,076
Income taxes, net	17,696	14,937
Noncash investing and financing activities:
Purchased property and equipment in accounts payable	59,236	50,713
Right-of-use assets obtained in exchange for new finance lease liabilities	2,119	47,775
Right-of-use assets obtained in exchange for new operating lease liabilities	1,163	40,944

Summary by Category (Amounts in thousands)
Three months ended October 31, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$2,635,920	$917,176	$351,260	$74,219	$3,978,575
Gross profit	$284,407	$305,250	$199,224	$22,061	$810,942
	10.8%	33.3%	56.7%	29.7%	20.4%
Fuel gallons sold	702,043
Three months ended October 31, 2021
Revenue	$2,048,831	$829,484	$309,504	$75,123	$3,262,942
Gross profit	$231,883	$275,940	$187,498	$22,269	$717,590
	11.3%	33.3%	60.6%	29.6%	22.0%
Fuel gallons sold	668,757

Summary by Category (Amounts in thousands)
Six Months Ended October 31, 2022	Fuel	Grocery & General Merchandise	Prepared Food & Dispensed Beverage	Other	Total
Revenue	$5,732,262	$1,840,240	$694,813	$165,904	$8,433,219
Gross profit	$592,595	$618,557	$390,177	$45,863	$1,647,192
	10.3%	33.6%	56.2%	27.6%	19.5%
Fuel gallons sold	1,391,510
Six Months Ended October 31, 2021
Revenue	$4,015,986	$1,664,969	$617,944	$146,036	$6,444,935
Gross profit	$466,358	$551,348	$375,604	$48,167	$1,441,477
	11.6%	33.1%	60.8%	33.0%	22.4%
Fuel gallons sold	1,336,291

Fuel Gallons						Fuel Margin
Same-store Sales						(Cents per gallon, excluding credit card fees)
	Q1	Q2	Q3	Q4	Fiscal Year		Q1		Q2		Q3		Q4		Fiscal Year
F2023	(2.3)%	0.3%	—	—	—	F2023	44.7	¢	40.5	¢	—		—		—
F2022	9.0	2.5	5.7%	1.5%	4.4%	F2022	35.1		34.7		38.3	¢	36.2	¢	36.0	¢
F2021	(14.6)	(8.6)	(12.1)	6.4	(8.1)	F2021	38.2		35.3		32.9		33.0		34.9

Grocery & General Merchandise						Grocery & General Merchandise
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2023	5.5%	6.9%	—	—	—	F2023	33.9%	33.3%	—	—	—
F2022	7.0	6.8	7.7%	4.3%	6.3%	F2022	33.0	33.3	32.0%	32.5%	32.7%
F2021	3.6	6.6	5.4	12.5	6.6	F2021	32.2	33.3	30.7	31.8	32.0

Prepared Food & Dispensed Beverage						Prepared Food & Dispensed Beverage
Same-store Sales						Margin
	Q1	Q2	Q3	Q4	Fiscal Year		Q1	Q2	Q3	Q4	Fiscal Year
F2023	8.4%	10.5%	—	—	—	F2023	55.6%	56.7%	—	—	—
F2022	10.8	4.1	7.4%	7.6%	7.4%	F2022	61.0	60.6	58.0%	56.9%	59.2%
F2021	(9.8)	(3.6)	(5.0)	13.4	(2.1)	F2021	59.7	60.1	60.6	60.1	60.1

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA
We define EBITDA as net income before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding the gain or loss on disposal of assets as well as impairment charges. Neither EBITDA nor Adjusted EBITDA are considered GAAP measures, and should not be considered as a substitute for net income, cash flows from operating activities or other income or cash flow statement data. These measures have limitations as analytical tools, and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. We strongly encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.
We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities, and they are regularly used by the Company for internal purposes including our capital budgeting process, evaluating acquisition targets, assessing performance, and awarding incentive compensation.
Because non-GAAP financial measures are not standardized, EBITDA and Adjusted EBITDA, as defined by us, may not be comparable to similarly titled measures reported by other companies. It therefore may not be possible to compare our use of these non-GAAP financial measures with those used by other companies.
The following table contains a reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended October 31, 2022 and 2021:

(in thousands)	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
Net income	$137,555	$96,831	$290,487	$215,990
Interest, net	13,502	13,520	27,318	27,250
Federal and state income taxes	42,561	32,337	92,497	68,519
Depreciation and amortization	78,117	74,258	154,412	150,146
EBITDA	271,735	216,946	564,714	461,905
Loss (gain) on disposal of assets and impairment charges	4,561	63	4,791	(1,707)
Adjusted EBITDA	$276,296	$217,009	$569,505	$460,198
NOTES:
•Gross Profit is defined as revenue less cost of goods sold (exclusive of depreciation and amortization)
•Inside is defined as the combination of Grocery and General Merchandise and Prepared Food and Dispensed Beverage
This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for future periods, possible or assumed future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities, performance at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to the execution of our strategic plan, the integration and financial performance of acquired stores, wholesale fuel, inventory and ingredient costs, distribution challenges and disruptions, the impact and duration of COVID-19 and related governmental actions, the impact and duration of the conflict in Ukraine or other geopolitical disruptions, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Corporate information is available at this website: https://www.caseys.com. Earnings will be reported during a conference call on December 7, 2022. The call will be broadcast live over the Internet at 7:30 a.m. CST. To access the call, go to the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx.  No access code is required. A webcast replay of the call will remain available in an archived format on the Events and Presentations section of our website at https://investor.caseys.com/events-and-presentations/default.aspx for one year after the call.

Investor Relations Contact:	Media Relations Contact:
Brian Johnson (515) 965-6587	Katie Petru (515) 446-6772